Exhibit 10.29
Execution Version

AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of February 24, 2026, by and between Zai Lab (US) LLC (the “Company”), and Joshua Smiley (the “Employee”).
WHEREAS, The Company and the Employee previously entered into an Employee Agreement, dated August 1, 2022 (the “Agreement”); and
WHEREAS, the Company and the Employee desire to amend only portions of Section 8.3 of the Agreement related to compensation upon Termination Without Cause or Termination for Good Reason as described below; the remainder of the Agreement continues without change.
NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties contained in the Agreement, and as amended by the Amendment, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend Section 8.3 of the Agreement as follows:
8.3. Termination Without Cause or Termination for Good Reason, including in Connection with a Change in Control.
8.3.1. Upon the termination of the Employee’s employment hereunder pursuant to a Termination Without Cause or a Termination for Good Reason (not within twelve (12) months following a Change in Control) and subject to Sections 3.7, 8.4, 14 and 15, neither the Employee nor his beneficiary or estate will have any further rights or claims against the Company or any of its Affiliates under this Agreement except to receive the following (in the aggregate, the “Severance Payments”) in addition to the Final Compensation in accordance with Section 8.1:
(i)an aggregate amount equal to the Base Salary for twelve (12) months (the “Severance Period”), payable from the effective date of such termination in accordance with the Company’s normal payroll policies and at the same rate and in the same manner as set forth in Section 3.1 and 3.7 hereof, and to be reduced by any Non-Competition Payments (as defined in the Compliance Agreement) paid to you pursuant to the Compliance Agreement with respect to the same period of time;
(ii)a payment equal to a pro-rated Target Bonus for the year of such employment termination (determined by multiplying the Target Bonus by a fraction, the numerator of which is the number of days during the fiscal year of termination that the Employee is employed by the Company and the denominator of which is three hundred and sixty-five (365)), payable at the same time bonuses for such year are paid to other senior executives of the Company (the “Pro-rated Bonus”); and
(iii)COBRA Continuation Benefits during the Severance Period, provided that if the Company determines in its sole discretion that it

Execution Version

cannot pay the COBRA Premiums without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to the Employee a taxable payment payable at the same time that the Base Salary payments are made under subsection (i) above.
The Severance Payments (other than Final Compensation) under subsections (i) and (ii) above will be provided in the form of salary continuation, payable in equal installments in accordance with the Company’s normal payroll practices, during the Severance Period, provided that the first such payment will be made on the next regular pay day following the date on which the Release of Claims (as defined below) becomes effective and irrevocable and will be retroactive to effective date of the termination of the Employee’s employment.
8.3.2. Upon the termination of the Employee’s employment hereunder pursuant to a Termination Without Cause or a Termination for Good Reason within twelve (12) months following a Change in Control and subject to Sections 3.7, 8.4, 14 and 15, neither the Employee nor his beneficiary or estate will have any further rights or claims against the Company or any of its Affiliates under this Agreement except to receive the following in addition to the Final Compensation in accordance with Section 8.1 and the Severance Payments in accordance with Section 8.3.1: full acceleration of vesting for any unvested portion of any outstanding equity incentive awards granted under the Plan or any successor equity incentive plan.
Entire Agreement
The Agreement, as amended by this Amendment, together with the Compliance Agreement, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understanding among the parties with respect to the subject matter hereto. This Amendment may be amended only by an agreement in writing signed by each of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Execution Version
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

/s/ Samantha (Ying) Du
Samantha Du
Chairperson and CEO

Address:
Chief Executive Officer
Zai Lab (US) LLC
314 Main Street
Suite 04-100
Cambridge, MA 02142

With a copy to:

Law Department
Zai Lab (US) LLC
314 Main Street
Suite 04-100
Cambridge, MA 02142

EMPLOYEE:

Joshua Smiley

Execution Version

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

Samantha Du
Chairperson and CEO

Address:
Chief Executive Officer
Zai Lab (US) LLC
314 Main Street
Suite 04-100
Cambridge, MA 02142

With a copy to:

Law Department
Zai Lab (US) LLC
314 Main Street
Suite 04-100
Cambridge, MA 02142

EMPLOYEE:
/s/ Joshua Smiley
Joshua Smiley